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                                                                   EXHIBIT 23.2


     I hereby consent to the reference to Chemicals' counsel in the "Commitments and Contingencies" note to the financial statements incorporated by reference in the Company's Registration Statement on Form 10 dated August 7, 1997, as amended August 19, 1997, and incorporated by reference in this Registration Statement. My consent to the reference to Chemicals' counsel in the note is not an admission that the consent is required by Section 7 of the Securities Act of 1933.




                                       /s/ Karl R. Barnickol
                                       -------------------------------
                                       Karl R. Barnickol
                                       General Counsel
                                       Monsanto Company